10.3 Purchase Order with Municipal Traffic Department of Shelby County,
Tennessee

October 19, M

Mr. Maury Wessels

Manager of Information Systems

General Sessions cow Clerk's Office

140 Mavis, Room 13-14


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Meng* TN. 32103

Dear Mr. Wessels,

Re: IVR System

Communication Systems, Inc. and IVoice, Inc. want to assure you At the IVR System proposed does not inherently produce a long lag time from inquiry to answer response. ODBC connectivity does provide the technical means to provide quick quay-answer capabilities just as a keyboard nuking a query receives a response to the CRT.

C.S.I. and I Voice are willing to Mond Our warranty coverage in the following manner: Should the IVR System produce unacceptable log time, ( 7 to 20 seconds.). from quay to answer from a condition created by the IVR System the System will be corrected to an acceptable lag time or the System removed if no fix is provided and A monies except shipping costs and installation refunded. C.S. I. and I Voice do not warrant and are not responsible for log time which occurs within your Network or Mainframe which shall be The responsibility of Shelby County a well as any fix required.

We am confident that you will not encounter any lag time problems because of our system. However, we offer this added assurance of this fact due to the proven performance of our system and also to provide you with a mar* comfortable feeling since there is no way to provide you with a live demonstration of your application without building the IVR application.

Should you have any other questions do not hesitate contacting me. We took forward to working with you on this project and hopefully many more in the future.

Joseph R. Brown

TQ-A(- P, 02

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